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                                                                     EXHIBIT 3.2

                                     BY-LAWS
                                       OF
                             VALENTEC SYSTEMS, INC.

                                    ARTICLE I

                                     OFFICES

1. Principal Office The principal office of the Corporation shall be located at 2618 York Avenue, Minden, Louisiana or such place as the Board of Directors may determine.

2. Other Offices The Corporation may have offices at such other places, either within or without the State of Louisiana, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

1. Place of Meetings All meetings of the shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Louisiana, as shall be designated in the Notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

2. Annual Meetings The annual meetings of shareholders shall be held on the first Tuesday in April, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

3. Substitute Annual Meetings If the annual meetings shall not be held on the day designated by these By-laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

4. Special Meetings Special meetings of the shareholders may be called at any time by the Board of Directors, President, the Secretary or the Chairman of the Board of Directors of the Corporation, or by any shareholder pursuant to the written request signed by the holders of not less than ten percent (10%) of all the votes entitled to be cast at the meeting, describing the purpose or purposes for which it is to be held, and delivered to the Secretary of the Corporation.

5. Notice of Meetings Written or printed Notice stating the time and place of the meeting shall be delivered no fewer than 10 no more than 60 days before the date thereof, either personally, or by mail, by or at the direction of the Board of Directors, the President, the Secretary, or the Chairman of the Board of Directors, to each shareholder of record entitled to vote at such meeting and to each nonvoting shareholder entitled to Notice of the meeting. If the Corporation is required by law to give Notice of proposed action to nonvoting shareholders and the action is to be taken without a meeting pursuant to Section 9 of this Article, written Notice of such proposed action shall be delivered to such shareholders not less than 10 days before such action is taken.

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      If Notice is mailed, such Notice shall be effective when deposited in the
      United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

      In the case of an annual or substitute annual meeting, the Notice of meeting need not specifically state the business to be transacted thereat unless it is a matter with respect to which specific Notice to the shareholders is expressly required by the provisions of the Louisiana Business Corporation Act. In the case of a special meeting, the Notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

6. Waiver of Notice A shareholder may waive any Notice required by law, the Articles of Incorporation, or these By-laws before or after the date and time stated in the Notice. Such waiver must be in writing, be signed by the shareholder entitled to the Notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of Notice or defective Notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder's attendance at a meeting also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the Notice of meeting, unless the shareholder objects to considering the matter before it is voted upon.

7. Quorum Shares representing a majority of the outstanding votes entitled to be cast upon a particular matter represented in person or by proxy shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by a vote of a majority of the votes cast on the motion to adjourn; at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting unless a new record date is set for the adjourned meeting.

      Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting.

8. Voting of Shares Except to the extent the Articles of Incorporation pro-vide for multiple or fractional votes per share for certain classes of capital stock, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Except in the election of Directors, a majority of the votes cast on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless a greater vote is required by law, by the Articles of Incorporation or by a By-law adopted by the shareholders of the Corporation.

9. Informal Action by Shareholders Any action which is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed, either before or after the time the action which is the subject of the shareholder approval is taken, by all of the persons who would be entitled to vote upon such action at a meeting and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Unless otherwise fixed by law or these By-laws, the record date for determining the shareholders entitled to take action without a meeting shall be the date the first shareholder signs the consent.

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10.   Proxies A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney in fact. An appointment form is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

11. Shares Held by Nominees The Board of Directors may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a shareholder. The extent of this recognition may be determined in the procedure.

                                  ARTICLE III

                               BOARD OF DIRECTORS

1. General Powers Subject to the Articles of Incorporation and valid shareholders' agreements, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation be managed under the direction of, its Board of Directors.

2. Numbers, Term and Qualifications The number of Directors shall be no less than three (3) and no more than seven (7). The shareholders may from time to time increase or decrease this number by amendment to the Articles of Incorporation or these By-laws. The term of the Initial Directors expires three (3) years from the date of their election at the First Meeting of the Shareholders of Valentec Systems, Inc. As provided in Section 3 of this Article, subject to a resignation or removal of a Director in accordance with these By-laws, the term of a Director, other than the Initial Directors, is for a period of one (1) year from the time of the persons' election, or when a successor is elected and qualified. Directors need not be residents of the State of Louisiana or shareholders of the Corporation.

3. Election of Directors Directors need not be shareholders. Except as provided in Section 5 of this Article, the Directors shall be elected at the First Meeting of the Shareholders and at each subsequent Annual Meeting of Shareholders; and those persons who receive a plurality of the votes cast shall be deemed to have been elected.

4. Removal The shareholders may remove one or more Directors with or without cause. A Director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. A Director may not be removed by the shareholders at a meeting unless the Notice of the meeting states that the purpose or one of the purposes, of the meeting is removal of the Director.

5. Vacancies Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any Director, or from the failure by the shareholders to elect the full authorized number of Directors, at any regular meeting or Special Meeting of the Board of Directors called for that purpose, the vacancy may be filled by the shareholders, the Board of Directors, or, if the Directors remaining in office constitute fewer than a quorum of the

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      Board of Directors, by the affirmative vote of a majority of all the
      Directors, or by the sole remaining Director. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

6. Chairman There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board of Directors. The Board of Directors may designate the Chairman of the Board of Directors, or any Vice Chairman of the Board of Directors, as an officer of the Corporation.

7. Compensation The Board of Directors may compensate a Director for his services as such and may provide for the payment of all expenses incurred by a Director in attending regular and special meetings of the Board of Directors or in otherwise fulfilling his duties as a Director.

8. Advisory Board of Directors and Board Committees Unless otherwise provided in the Articles of Incorporation or a By-law adopted by the shareholders, the Board of Directors, by resolution adopted by a majority of the number of Directors then in office, or the number of Directors required by the Articles of Incorporation or these By-laws to take action, may create an Advisory Board of Directors and one or more Board Committees.

      The Advisory Board will serve in an advisory capacity to the Board of Directors with specific responsibilities and authority defined in writing by the Board of Directors. The members of the Advisory Board will be appointed by the Chairman of the Board of Directors for a period of time not to exceed three (3) years. The Board of Directors may compensate a member of the Advisory Board for his services as such and may provide for the payment of all expenses incurred in attending meetings or in otherwise fulfilling his duties as a member. Any Advisory Board member may be removed from office at anytime, with or without cause, by a vote of the majority of the Board of Directors.

      Board Committees must have two or more members, who serve at the pleasure of the Board of Directors. To the extent specified by the Board of Directors or in the Articles of Incorporation of the Corporation, such committees shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee may not authorize distributions; approve or propose to shareholders action that Louisiana law requires be approved by shareholders; fill vacancies on the Board of Directors or on any committee; amend the Articles of Incorporation; adopt, amend, or repeal By-laws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares of capital stock of the Corporation, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale of contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

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                                   ARTICLE IV

                         MEETINGS OF BOARD OF DIRECTORS

1. Regular Meetings A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may also provide, by resolution, the time and place, either within or without the State of Louisiana, for the holding of additional regular meetings.

2. Special Meetings Special Meetings of the Board of Directors shall be held whenever called by the President or by the one of the Directors, at such time and place as may be specified in the respective Notices or Waivers of Notice thereof.

      Except as otherwise required by statute, Notice of Special Meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A Notice, or Waiver of Notice, except as required by Section 5 of Article III, need not specify the purpose of the meeting.

      Notice of any Special Meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of Notice to him, or who submits a signed Waver of Notice, whether before or after the meeting. Notice of any adjournment meeting shall not be required to be given.

3. Wavier of Notice Any Director may waive any required Notice before or after the date and time stated in the Notice. Attendance at or participation by a Director in a meeting shall constitute a Waiver of Notice of such meeting, unless the Director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4. Quorum A majority of the Directors fixed by these By-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

5. Manner of Acting Except as otherwise provided by law, the Articles of Incorporation or these By-laws, an act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a By-law, if otherwise permissible. Approval of a transaction in which one or more Directors have an adverse interest shall require a majority, not less than two, of the disinterested Directors then in office, even though less than a quorum.

6. Presumption of Assent A Director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless his contrary vote is recorded; he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; his dissent or abstention is entered in the minutes of the meeting; or he files written Notice of dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting. The right of dissent or abstention is not available to a Director who voted in favor of such action.

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7.    Attendance by Telephone The Board of Directors may permit any or all
      Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

8. Informal Action by Directors Action taken by a majority of the Directors without a meeting is nevertheless a "Board of Directors action" if written consent to the action in question, describing the action taken, is signed by all the Directors and filed with the minutes of the proceedings of the Board of Directors, or filed with the corporate record, whether done before or after the action is so taken. Such action shall be effective when the last Director signs the consent, unless the consent specifies a different effective date.

9. Loans to Directors Except as otherwise provided by law, the Corporation shall not directly or indirectly lend money to or guarantee the obligation of a Director of the Corporation unless the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under control of the benefited Director, or unless the Corporation's Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this Section does not affect the borrower's liability on the loan.

10. Salary No stated salary shall be paid to the Directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

11. Contracts No contract or other transaction between this Corporation and any other Corporation or company shall be impaired, affected or invalidated, nor shall any Director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a Director or officer, or are Directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

      Any Director, personally or individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This section shall not be construed to impair or invalidate or in any way affect any contract or other transaction, which would otherwise be valid under the law (common, or otherwise) applicable thereto.

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12.   Committees The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members, an Executive Committee, or other such other committees, and alternate members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each Committee shall serve at the pleasure of the Board of Directors.

                                    ARTICLE V

                                    OFFICERS

1. Number The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, and a Treasurer/Chief Financial Officer. In addition the Corporation shall have assistant officers such as Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect to have installed. The same person, except the offices of President and Secretary may hold any two or more offices, but no officer may act in more than one capacity where action of two or more officers is required.

2. Election and Term Except as hereafter provided, the Board of Directors shall elect the officers of the Corporation; such election may be held at any regular or Special Meeting of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chief Executive Officer may appoint assistant officers. Each officer and assistant officer shall hold office until his death, resignation, retirement, removal and disqualification or until his successor is elected and qualified.

3. Removal The Board of Directors with or without cause may remove any officer or agent elected or appointed by the Board of Directors. Officers appointed by the Chief Executive Officer may be removed by him. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4. Resignation Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors, or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

5. Compensation The Board of Directors shall fix the compensation of all officers of the Corporation other than assistant officer's compensation. No officer shall serve the Corporation in any other capacity and receive compensation therefore unless the Board of Directors authorizes such additional compensation. The Chief Executive Officer of the Corporation, or his designee, shall fix the compensation of all assistant officers.

6. Chief Executive Officer The Chief Executive Officer, subject to the control of the Board of Directors, shall supervise and control the Executive Management of the Corporation according to these By-laws. He shall, when present, unless the Board of Directors determines otherwise, preside at all meetings of the shareholders. He shall sign, with any other proper officer, certificates for shares of the Corporation, and any deeds mortgages, bonds, contracts or other instruments that may lawfully be executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all

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      duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

7. President The President shall, unless otherwise determined by the Board of Directors, be the Chief Operating Officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control the Operating Management of the Corporation according to these By-laws. He shall, when present, unless the Board of Directors determines otherwise, in absence of the Chief Executive Officer preside at all meetings of the shareholders. He shall in absence of the Chief Executive Officer sign, with any other proper officer, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts or other instruments that may lawfully be executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

8. Vice Presidents The Vice Presidents shall perform such duties and shall have such other powers as the Board of Directors or the President shall prescribe. The Board of Directors may designate one or more Vice Presidents as Executive or Senior Vice President, or any other title that the Board of Directors deems appropriate, and may rank the Vice Presidents in order of authority. The Vice President, or, if more than one, the highest ranking available Vice President, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office.

9. Secretary The Secretary shall keep the minutes of the meetings of shareholders, of the Board of Directors and of all Executive Committees in one or more books provided for that purpose; see that all Notices are duly given in accordance with the provisions of the By-law or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; keep a register of the mailing address of each shareholder which shall be furnished to the Secretary by such shareholder; have general charge of the stock transfer books of the Corporation; keep or cause to be kept in the State of Louisiana at the Corporation's registered office or principal place of business a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared voting lists prior to each meeting of shareholders as required by law; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

10. Treasurer/Chief Financial Officer The Treasurer/Chief Financial Officer shall, except to the extent that some other officer has been designated this authority by the Board of Directors, have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such depositories as shall be selected in accordance with the provisions of Section 3 of Article VI of these By-laws; prepare, or cause to be prepared, a true statement of the Corporation's assets and liabilities as of the close of each fiscal year, all in reasonable detail, which statement shall be made and filed at the Corporation's registered office or principal place of business in the State of Louisiana within four months after the end of such fiscal year and thereat kept available for a period of at least 7 years; and, in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

11. Assistant Officers The Assistant Vice Presidents, Secretaries and Treasurers shall, in the absence or disability of their superiors, perform the duties and exercise the powers of those offices and shall, in general, perform such other duties as shall be assigned to them by the President or by the respective officers to whom they report.

12. Contract Rights The appointment of an officer does not itself create contract rights in the officer.

13. Bonds The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions and to comply with such other conditions as may from time to time be required by the Board of Directors.

14. Vacancies A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

15. Shares of other Corporations Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such shareholder (including attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation as the Board of Directors may authorize.

                                   ARTICLE VI

                         CONTRACTS, CHECKS AND DEPOSITS

1. Contracts The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

2. Checks and Drafts Checks All checks, drafts or orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

3. Deposit All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories, as the Board of Directors shall direct.

                                   ARTICLE VII

                    SHARES, CERTIFICATES AND TRANSFER THEREOF

1. Shares The Articles of Incorporation authorizes Ninety thousand (90,000) shares of "Class A" common voting stock and Ten thousand (10,000) shares of Preferred shares. The Board of Directors may authorize the issuance of additional shares, "Preferred" shares or additional classes of shares by amending this Article VII.

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2.    Certificates Certificates may but need not represent shares of the
      Corporation. Unless otherwise provided by law, the rights and obligations of shareholders are identical whether certificates represent their shares. If shares represented by certificates are issued, each certificate shall be signed (either manually or in facsimile) by the Chairman of the Board of Directors or the Chief Executive Officer or President and by the Secretary or the Treasurer. If shares are issued without certificates, the Corporation shall, within a reasonable time after such issuance, send the shareholder a written statement of the information required on certificates by law.

3. Transfer of Shares Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation. Transfer of shares evidenced by certificates shall be made only on surrender for cancellation of the certificate for such shares. Transfer of shares of the Corporation not evidenced by certificates shall be made only on delivery to the Corporation of such documentation, as the Corporation shall require.

4. Fixing Record Date For the purpose of determining the shareholders entitled to Notice of a meeting of shareholders, to demand a special meeting, to vote, to take any other action, or to receive a dividend with respect to their shares, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date fixed by the Board of Directors under this Section shall not be more than 70 days before the meeting or action requiring a determination of shareholders.

      If no record date is fixed for the determination of shareholders entitled to Notice of or to vote at a meeting of shareholders, or shareholders entitled to a dividend, the close of the business day before the first Notice is delivered to shareholders or the date on which the Board of Directors authorizes the dividend, as the case may be, shall be the record date for such determination of shareholders.

      When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

5. Lost Certificates If a shareholder claims that a certificate security has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue a new certificate security or, at the option of the Corporation, an equivalent noncertificated security in place of the original security, if the shareholder so requests before the Corporation has Notice that the security has been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond if so required by the Corporation, and satisfies any other reasonable requirements imposed by the Corporation.

6. Holder of Record The Corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or Notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificates except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares. The Corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

7. Re Acquired Shares The Corporation may acquire its own shares and shares so acquired constitute authorized but un-issued shares.

                                  ARTICLE VIII

                                 INDEMNIFICATION

1. Extent In addition to the indemnification otherwise provided by law, the Corporation shall indemnify and hold harmless its Directors and Indemnified Officers (as hereinafter defined) against liability and expenses in any proceeding, including reasonable attorney's fees, arising out of their status as Directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the Corporation's request, in another Corporation, partnership, joint venture, trust or other enterprise, and the Corporation shall indemnify and hold harmless those Directors and officers who are deemed to be fiduciaries of the Corporation's present and future employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974 ("ERISA fiduciaries") against liability and expenses in any proceeding, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the Corporaiton shall not indemnify a Director or Indemnified Officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the Corporation, and the Corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The Corporation shall also indemnify the Director, Indemnified Officer, or ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 2 of this Article that the Director, Indemnified Officer or ERISA fiduciary is entitled to indemnification hereunder.

2. Determination Any indemnification under Section 1 of this Article shall be paid by the Corporation in any specific case only after a determination that the Director, Indemnified Officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the Corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of Directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested Directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested Directors so direct, by independent legal counsel in a written opinion, or (c) if there are less than two disinterested Directors, by the affirmative vote of all of the Directors, or (d) by the vote of the shares representing a majority of the outstanding votes entitled to be cast other than those owned or controlled by Directors or officers who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the votes entitled to be cast, or (3) by a court of competent jurisdiction.

3. Advanced Expenses Expenses incurred by a Director, Indemnified Officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested Directors, even though less than a quorum, or, if there are less than two disinterested Directors, upon unanimous approval of the Board of Directors, be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, Indemnified Officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the Corporation.

4. Corporation For purposes of this Article, references to Directors or officers of the "Corporation" shall be deemed to include Directors, Officers and ERISA fiduciaries of Valentec Systems, Inc., its subsidiaries, all constituent Corporations absorbed into "Inc.", or any of its subsidiaries by a consolidation or merger.

5. Indemnified Officer For purposes of the Article, "Indemnified Officer" shall mean all executive officers of the Corporation who are also Directors of the Corporation and any other officer who is designated by the Board of Directors as an Indemnified Officer.

6. Reliance and Consideration Any Director, Indemnified Officer or ERISA fiduciary who at any time after the adoption of this By-law serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall insure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this By-law. No amendment, modification or repeal of this Article VIII shall adversely affect the right of any Director, Indemnified Officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

7. Insurance The Corporation may purchase and maintain insurance on behalf of its Directors, officers, employees and agents and those persons who were serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of, or in some other capacity in, another Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any Director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the Corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

8. Amendment This Article VIII may be amended from time to time by the Board of Directors.

                                   ARTICLE IX

                               GENERAL PROVISIONS

1. Dividends The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in such manner and upon such terms and conditions as are permitted by law.

2. Waiver of Notice Whenever any Notice is required to be given to any shareholder or Director under the provisions of the Louisiana Business Corporation Act or under the provisions of the Articles of Incorporation or By-laws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such Notice, whether before or after the time stated therein, shall be equivalent to such Notice.

3. Fiscal Year Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be from January 1 through December 31.

4. Amendments by Shareholders All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws may be made, by the affirmative vote of shareholders holding record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of Directors at any annual or special meeting of shareholders, provided that the Notice of Waiver of Notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

5. Amendments by Directors The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time-to-time, By-laws of the Corporation, provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided, may alter amend or repeal By-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or the Board of Directors, or to change any provision of the By-laws with respect to the removal of Directors or the filings of vacancies on the Board of Directors resulting from the persons' removal by the shareholders. If any By-law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the Notice of the next meeting of shareholders for the election of Directors, the By-laws so adopted, amended or repealed, together with a concise statement of the changes made. The By-law hereafter adopted, amended, or repealed by the shareholders shall not be readopted, amended or repealed by the Board of Directors unless otherwise provided in a By-law simultaneously or subsequently adopted by the shareholders of the Corporation.

      The undersigned Incorporator certifies that it has adopted the foregoing By-laws as the first By-laws of Valentec System, Inc.

Dated: April 22, 2003

                                                        /s/ Steve Shows
                                                        ------------------------
                                                        Incorporator